EXHIBIT 24(b)(11)




                       INDEPENDENT AUDITORS' CONSENT



The Board of Trustees
Oppenheimer International Growth Fund:

We consent to the use of our report dated December 20, 1996 and the reference to our firm under the heading "Financial Highlights," included in the Registration Statement.



                         /s/ KPMG Peat Marwick LLP
                         --------------------------------------
                         KPMG Peat Marwick LLP



Denver, Colorado
March 14, 1997






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